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CROSSWALK.COM, INC.
COMPUTATION OF EARNINGS PER SHARE
31-MAR-00                                                                   THREE MONTHS ENDED MARCH 31, 2000


                                                                                                        Diluted        Basic
BASIC EARNINGS PER SHARE:                             Net Shares  Total     Grant/Purch.    Days        Weighted      Weighted
                                                        Added     Shares       Date      Outstanding     Shares        Shares
                                                        -----     ------       ----      -----------     ------        ------
Beginning balance                                                7,592,972    01/01/00       91       690,960,452    690,960,452

Grant/Exercise of warrants:
Assumed issued and outstanding - beginning of period                47,409    01/01/98       91         4,314,219              -
                                                                                                                -              -
Stock issued during the quarter:
Employee Compensation                                       706        706    01/10/00       82            57,892         57,892
Employee Compensation                                       656        656    01/21/00       71            46,576         46,576
Asset Purchase Agreement                                  5,000      5,000    02/01/00       60           300,000        300,000
Compensation for advertising                             33,165     33,165    01/28/00       64         2,122,560      2,122,560
Compensation for advertising                              5,853      5,853    02/17/00       44           257,532        257,532

----------------------------------------------------                                                  -----------    -----------
End of period                                                    7,638,352                            698,059,231    693,745,012
Days Outstanding from Beginning of Period                                                                      91             91
----------------------------------------------------                                                  -----------    -----------
                                                                                                        7,670,981      7,623,572

Net Loss                                                                                               (4,185,284)    (4,185,284)
----------------------------------------------------                                                  -----------    -----------

Net Loss per Share:  Diluted and Basic                                                                      (0.55)         (0.55)
====================================================                                                  ===========    ===========
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